Exhibit 99.3
                       EXCLUSIVE AUTOMATED TELLER MACHINE
                               SERVICES AGREEMENT

BETWEEN:
            4CASH, A DIVISION OF IRMG INC.  (4CASH)
            100 Allstate Parkway, Suite 500,
            Markham, ON
            L3R 6H3

AND:
            TrackPower, Inc.
            13980 Jane Street,
            King City, ON
            L7B 1A3


WHEREAS TrackPower Inc. operates through a Strategic Partnership with Post Time Technologies (hereafter referred to in this Agreement as TPWR) as a marketing and information services company to Racetracks and Gaming facilities (defined as Horseracing Tracks, Greyhound Tracks, Off Track Betting Establishments or "OTBs", Sportsbooks and Casinos) (collectively "the Location"). Hereinafter, TPWR and the Location are jointly referred to as the Contracting Parties ("Contracting Parties") and will be contractually bound by a Location Agreement ("Location Agreement").

AND WHEREAS 4CASH operates as Automated Teller Machines (ATM) equipment and service supplier wishes to install one or more ATM(s) in any or all of the Locations, with or without a combination of Information Kiosks ("Info Kiosks"), on the terms and conditions set out in this Service Agreement ("Service Agreement").

IN CONSIDERATION of the mutual covenants set out in this Service Agreement, the Contracting Parties agree as follows:

TPWR grants to 4CASH the exclusive right to act as their ATM Partner (ATM Group) to install, maintain and operate ATMs within the Locations that TPWR negotiates a contract with at any Racetrack or Gaming related facility, with or without accompanied Information Kiosks, in a space ("the licensed space") mutually agreed upon between 4CASH and the Contracting Parties. The licensed space should include all space occupied by the ATM and all area within a radius of three feet therefrom up to, but excluding, the walls and ceiling of the Location. No fee or rent shall be charged for the use of the licensed space, except as described in the revenue sharing structure as set out in section 5.0.

4CASH grants to TPWR the exclusive right to act as their Sales and Marketing representative to any Racetrack or Gaming related facility.

4CASH will supply, install and commission the ATM's to process transactions at its expense, with surcharges and revenue sharing structure as set out in Section 5.0.

1.0 INSTALLATION, MAINTENANCE AND FUNCTIONING OF THE ATM

     1.1 4CASH shall be allowed access to the Location as of the date of signing of the Location Agreement to install the ATM in accordance with all relevant laws, and in a good and workmanlike manner, and thereafter shall be allowed access for service purposes. The Contracting Parties must supply an electrical outlet or outlets for the purposes of connection of the ATM.


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     1.2  All installation  costs shall be the  responsibility of 4CASH,  except the supply of an electrical outlet or outlets. The Location will be responsible for the cost of all services and utilities payable for the licensed space, except telephone line hook-up and the installation of the ATM, which will be the responsibility of 4CASH. 4CASH shall be allowed access to the location's electrical panel and telephone lines for the purposes of ATM installation. 4CASH will use its best efforts to install the ATM in a manner, which will minimize, to the extent possible, disruption to the Location's business.

     1.3 All levels of maintenance of the ATM will be the responsibility of 4CASH and the Contracting Parties will perform no maintenance on the ATM. The Contracting Parties will provide reasonable access to 4CASH and its agents to the machine for any required maintenance. The Contracting Parties shall, in addition, keep the machine unobstructed at all times, and will use its best efforts to ensure that the machine is not misused or vandalized.

     1.4 The Contracting Parties will promptly report to 4CASH any machine faults or other conditions which prohibit transactions from being processed, to the extent only that the Contracting Parties are made aware of or notice any such faults or conditions in the course of ATM users notifying the Contracting Parties. The Contracting Parties will not, however, be responsible for the regular inspection of the ATM to ascertain whether there are any faults or conditions prohibiting transactions from being processed.

     1.5 4CASH shall ensure that the ATM is in operation and processing transactions during all business hours of the location during the Initial Term and any subsequent renewal term(s). Non-functioning of the ATM for a period in excess of seven (7) days may constitute breach of performance, except where the inability for 4CASH to render the ATM operative is due to electrical and/or telephone difficulties or other circumstances beyond the control of 4CASH.

     1.6 Failure by either party to comply with these provisions may constitute breach of performance.


2.0 RIGHT OF TERMINATION

     2.1  Location Agreement

     In the event of any breach of performance and/or default within terms and conditions set forth in the agreement pertaining to the Location Agreement, and the failure of such defaulting party to cure such default within seven
     (7) calendar days after receipt of written notice specifying the event or default claimed, the terminating party may give immediate notice of termination at any time thereafter subject to the terms set forth in 1.5 of this agreement. Upon termination of such agreement, 4CASH shall remove it's ATM and any other equipment or property within seven (7) days of termination. A termination of any Location Agreement will not be considered a default or breach of performance of this Service Agreement.

     4CASH has the right to terminate a Location Agreement at any time should the transaction volumes not meet the minimum annualised transactions as determined in each Location Agreement. Upon termination of such agreement, 4CASH shall remove its ATM and any other equipment or property within seven
     (7) days of termination. A termination of any Location Agreement pursuant to this clause will not be considered a default or breach of performance of this Service Agreement.

     2.2   Service Agreement

     2.2.1 Termination for Default of the Service Agreement. If not terminated sooner in accordance with the terms hereof, either TPWR or 4CASH may terminate this Service Agreement upon the default of the other party under this Service Agreement and the failure of such defaulting party to cure such default within thirty (30) calendar days after receipt of written notice specifying the event or default claimed. If such default is not cured within the thirty (30) day period, the terminating party may give immediate notice of termination at any time thereafter.


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     2.2.2 Termination  Upon  Insolvency.  4CASH and the Contracting Parties may
           terminate this Services Agreement forthwith upon notice to the other party if:

           2.2.2.1 either party applies for or consents to the appointment of, or the taking of possession by, a receiver or receiver/manager, custodian, administrator, trustee, liquidator, or other similar official for a party or for all or any part of its business; or,

           2.2.2.2    any proceeding against either party:

           (i)        has  adjudicated  it as  bankrupt or  insolvent;
           (ii) has resulted in the liquidation, dissolution, winding up, reorganization, arrangement, protection or relief or composition of a party or its debts under any statute, rule or regulation relating to bankruptcy, insolvency, reorganization, relief or protection of debtors, or at common law or in equity; or
           (iii) has resulted in an appointment of a receiver or receiver/manager for a party or for all or any material part of a party's assets and such appointment has not been stayed or discharged by it within ten (10) days from the date made.

     2.2.3 Payment Due Upon Termination. Upon termination of this Services Agreement, all monies owing by the Contracting Parties to 4CASH or by 4CASH to the Contracting Parties, together with any and all interest accrued and unpaid thereon, shall be due and payable at the time of termination.


3.0   TERM AND RENEWAL

     3.1 The Service Agreement is in effect for a period of three (3) years, commencing on the execution of this agreement ("Initial Term") provided, however that either party for cause on 180 days prior written notice may terminate said Agreement. Cause shall constitute any and all fraud, deceit or dishonesty. The Services Agreement shall be automatically renewed for a successive two (2) year period at the end of the Initial Term and at the end of each renewal term until the Services Agreement is terminated by either party giving written notice to the other party at least one hundred and eighty (180) calendar days before the end of the Initial Term or any renewal term. However, the Contracting Parties and 4Cash will be remain bound to the terms of this Service Agreement even if such Agreement has terminated, to ensure the obligations are met for any existing Location Agreement that has yet to expire.


4.0   ADVERTISING

     4.1 Each of 4CASH and the Contracting Parties shall have the right to advertise that 4CASH has placed an ATM at the Location. 4CASH must obtain written approval from the Contracting Parties as to all advertisements referring to or showing the Contracting Parties' names, trademarks, or logos, and, the Contracting Parties shall obtain written approval from 4CASH as to all advertisements referring to or showing 4CASH's name, trademark, logo or it's ATM

     4.2  4CASH has the right to acquire third party advertising including,  but
          not  limited  to,  video  terminal   display,   skin   coverings,   or
          reproduction on receipts, subject to the following conditions:

          4.2.1 4CASH covenants that any such advertising will not be for any establishments considered to be a competitor to the Contracting Parties or any related businesses which are operating at the locations subject of this Services Agreement.

          4.2.2 Any third party advertising contemplated in this section shall be in compliance with applicable advertising regulations and/or legislation.


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          4.2.3 Approval of the  Contracting  Parties is obtained in writing for all acquired third party advertising including, but not limited to, video terminal display, skin coverings, or reproduction on receipts.


     5.0  REVENUE SHARING

     5.1 4CASH will receive (*) of the ATM revenues up to the minimum transaction level determined within each Location Agreement. Out of this revenue 4CASH will reimburse TPWR their direct operating costs as described in Schedule A. attached and 4CASH will retain their direct operating costs as estimated in Schedule B. attached, when applicable.

     5.2 In the event that Info Kiosks are not installed at a Location but ATMs are, the ATM revenues will be shared between 4Cash and TPWR as described in section 5.3.

     5.3 If the Location takes (*) of the Transaction Fee 4CASH must always receive (*) of the whole transaction fee and (*) of the whole interchange fee. However, if the Location takes more or less than (*) of the transaction fee, or any portion of the interchange fee, 4Cash and TPWR will equally share the lost or gained percentages.

     (*) Withheld due to competitive reasons.

6.0 TITLE OF THE MACHINES

     6.1 The ATM shall remain the property of 4CASH and 4CASH will not be obstructed from removing the ATM for any reason that is in accordance with this Agreement and the Contracting Parties shall not have the right to seize the ATM for any reason not in accordance with the terms of this Agreement


7.0 INSURANCE AND LIABILITY

     7.1 4CASH shall maintain general liability insurance under its blanket insurance policy to a minimum of one million dollars ($1,000,000.00) per occurrence for personal injury and property damage with respect to its operations in the licensed space in which the Contracting Parties shall be named as insureds as their interests may appear. TPWR will be provided with copies of said policy or policies.

     7.2 4Cash and TPWR agree to equally share the costs of any additional insurance that may be required by the Location


8.0 REMOVAL OF MACHINES

     8.1 At the termination of this Services Agreement or any renewals thereof, 4CASH shall immediately remove at their own expense the ATM and all signage, restoring the premises where removal occurs to its original condition and repairing any damage caused by the removal, reasonable wear and tear expected.


9.0   EXCLUSIVITY

     9.1 TPWR covenants that it will not install any non-4Cash ATM in Racetracks or Gaming facilities for the duration of this Agreement.


10.0 NOTICES


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     10.1 Where it is required in the Agreement that notice is given, the notice shall be in writing and shall be delivered in person, by confirmed facsimile or sent by registered mail postage prepaid to the following addresses:

          To TPWR at:  13980 Jane Street
                       King Street, Ontario
                       L7B 1A3
                       Attention:  John Simmonds

                       Copy to:
                       Post Time Technologies Inc.
                       C/o Suite 201 - 68 East 2nd Avenue
                       Vancouver, B.C.
                       V5T 1B1
                       Attention: Hardave Gill

         To 4CASH at:  100 Allstate Parkway, Suite 500
                       Markham, Ontario
                       L3R 6H3
                       Attention:  Steve Cussons

         Or at such other address as TPWR or 4CASH shall designate by written notice. Any notice shall be deemed to have been given on the date on which it is delivered or if mailed, on the third business day following such mailing, and in the case of mailing subject to the duration of any interruption in the postal services.


11.0 REPRESENTATION

     11.1 Each of TPWR and 4 CASH, represents that it has the full right and authority to enter into this Services Agreement.

12.0 TRANSFER

     12.1 This Agreement shall not be transferred or assigned by either party without the written consent of the other party.

13.0  ENTIRE AGREEMENT

     13.1 This Agreement and any attached Schedules form the entire Agreement between the parties and shall not be modified, amended or replaced except by a further written agreement duly executed by the parties.





Agreed to on this ____day of June, 2001         Agreed to on this ____day of
On behalf of TrackPower Inc.                    June, 2001 On behalf of 4CASH a
                                                division of IRMG Inc.


/s/ John Simmonds                   /s/ Stephen Cussons
--------------------------------    ---------------------------------
    John G. Simmonds,                   Steve Cussons,
    Chairman & CEO                      President